WNC Housing Tax Credit Fund VI, L.P., Series 5
3158 Redhill Avenue, Suite 120
Costa Mesa, California  92626



                       Consent of Independent Accountants

We consent to the use in this Registration Statement No. 333-24111 of WNC Housing Tax Credit Fund VI, L.P., Series 5 on Form S-11, as amended, of our report dated February 26, 1998 on the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 1997, of Hughes Villa Limited Partnership.


                                                   /s/BERRY & CACCAMISI, P.C.


March 30, 1998